May 2026

Pricing Supplement

Dated May 15, 2026

(To Prospectus dated December 8, 2025 and

Series A Prospectus Supplement dated December 8, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Fully and Unconditionally Guaranteed by Bank of America Corporation

Subject to the redemption feature described below, interest will accrue and be payable on the notes quarterly, in arrears, at a variable rate equal to 8.80% per annum for each U.S. Government Securities Business Day (subject to the Rate Cut-Off Date convention) that the 10-Year CMT Rate (the “10CMT”) is greater than or equal to 0.00% and less than or equal to 5.20% (which we refer to as the Reference Rate Range).  Consequently, if, on any U.S. Government Securities Business Day, the level of the 10CMT is not within the Reference Rate Range, no interest will accrue for such day.  Interest will be paid quarterly, in arrears, on the 20th calendar day of each February, May, August and November, beginning on August 20, 2026. These long-dated notes are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving little or no interest on the notes with respect to any day during the term of the notes on which the condition listed above is not met.

We have the right to redeem all, but not less than all, of the notes on any call date for an amount equal to 100% of the principal amount, plus any accrued and unpaid interest. The “call dates” will be each interest payment date beginning on May 20, 2029 and ending on February 20, 2036. No further amounts will be payable following an early redemption.

For further discussion of risks related to the notes, including risks related to the Reference Rate, see “Risk Factors” beginning on page 8.

The notes are our senior debt securities. Any payments on the notes are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The notes are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.  All payments on the notes are subject to the credit risk of BofA Finance, as issuer of the notes, and BAC, as guarantor of the notes.  If we default on our obligations, you could lose some or all of your investment.  These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	BofA Finance LLC (“BofA Finance”)
Guarantor:	Bank of America Corporation (“BAC”)
Aggregate principal amount:	$3,000,000.
Issue price:	$1,000 per note (see “Commissions and issue price” below). The notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.
Stated principal amount:	$1,000 per note
Pricing date:	May 15, 2026
Original issue date:	May 20, 2026 (3 business days after the pricing date)
Maturity date:	May 20, 2036
Payment at maturity:	The payment at maturity per note will be the stated principal amount plus accrued and unpaid interest, if any.
Reference Rate:	The 10-Year CMT Rate (the “10CMT”). Please see “Additional Provisions-Reference Rate” below. Please also see “Risk Factors-Risks Relating to the Reference Rate.”
Interest Rate:

For each interest period, a variable rate per annum equal to:

(x) 8.80% per annum times (y) N/ACT; where

“N” = the total number of U.S. Government Securities Business Days (subject to the Rate Cut-Off Date convention) in the applicable interest period on which the Reference Rate is within the applicable Reference Rate Range (“accrual days”); and

“ACT” = the total number of U.S. Government Securities Business Day in the applicable interest period.

If, on any U.S. Government Securities Business Day, the Reference Rate is not within the Reference Rate Range, interest will accrue at a rate of 0.00% per annum for that day.

Reference Rate Range:	Greater than or equal to 0.00% and less than or equal to 5.20%
Interest period:	Each period from and including a quarterly interest payment date (or the issue date) to and excluding the immediately succeeding quarterly interest payment date (or the maturity date).
Business day convention:

If any interest payment date, call date or the maturity date occurs on a day that is not a business day in New York, New York, then the payment will be postponed until the next business day in New York, New York. No additional interest will accrue on the notes as a result of such postponement, and no adjustment will be made to the length of the relevant interest period.

Interest payment dates:	The 20th calendar day of each February, May, August and November, beginning August 20, 2026.
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Terms continued on the following page
Estimated value on the pricing date:

$944.02 per $1,000 in principal amount of notes, which is less than the price to public listed below. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy. See “Initial estimated value” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to BofA Finance
Per note	$1,000	$15.00(1)
		$2.50(2)	$982.50
Total	$3,000,000	$52,500	$2,947,500

(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $15.00 for each note they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each note.

There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025

BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Rate Cut-Off Date:

With respect to each applicable interest period, the “Rate Cut-Off Date” will be the third U.S. Government Securities Business Day prior to the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date). The 10CMT on any U.S. Government Securities Business Day in the period from, and including, the Rate Cut-Off Date to, but excluding, the interest payment date in respect of such interest period (or in the case of the final interest period, the maturity date) will be the 10CMT on that third U.S. Government Securities Business Day prior to that quarterly interest payment date.  See “Risk Factors— If the 10CMT is less than 0.00% or above 5.20% on a Rate Cut-Off Date, no interest will accrue on the notes on each day from and including the Rate Cut-Off Date through the end of the applicable interest period.”

Optional Early Redemption:

On any call date, we have the right to redeem all, but not less than all, of the notes for an amount equal to the Early Redemption Payment.  No further amounts will be payable following an early redemption. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable call date.

Early Redemption Payment:	The sum of the principal amount plus any accrued and unpaid interest.
Call dates:	The interest payment dates beginning on May 20, 2029 and ending on February 20, 2036.
Repayment at option of holder:	None
Day-count convention:	30/360
Business days:

A “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Record dates for interest payments:

For book-entry only notes, one business day in New York, New York prior to the payment date. If notes are not held in book-entry only form, the record dates will be the fifteenth calendar day preceding such interest payment day, whether or not such record date is a business day.

The notes will be issued in book-entry form only.

No listing:	The notes will not be listed on any securities exchange.
Initial estimated value:

Any payments on the notes depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the 10CMT. The economic terms of the notes (including the Reference Rate Range) are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes and the economic terms of certain related hedging arrangements it enters into.  BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities.  This difference in funding rate, as well as the agent’s commission and the hedging related charges described below, reduced the economic terms of the notes to you and the initial estimated value of the notes.  Due to these factors, the public offering price you are paying to purchase the notes will be greater than the initial estimated value of the notes as of the pricing date.

On the cover page of this pricing supplement, we have provided the initial estimated value for the notes as of the pricing date.  For more information about the initial estimated value and the structuring of the notes, see “Risk Factors” beginning on page PS-9 and “Structuring the Notes” on page PS-23.

CUSIP / ISIN:	09711CBP8 / US09711CBP86
Calculation agent:

Merrill Lynch Capital Services, Inc. (“MLCS”).

The interest rate will be calculated and rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655).

Capitalized or certain other terms used but not defined in this pricing supplement have the meanings set forth in the accompanying prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this pricing supplement to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC (or any other affiliate of BofA Finance).

The above documents may be accessed at the link set forth on the cover page of this pricing supplement.

May 2026Page 2

BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

The Notes

The notes offered are unsecured senior notes issued by BofA Finance, a consolidated finance subsidiary of BAC, the payment of which is fully and unconditionally guaranteed by the BAC.  As further described below, interest will accrue and be payable on the notes quarterly, in arrears, at a variable rate equal to 8.80% per annum for each U.S. Government Securities Business Day (subject to the Rate Cut-Off Date convention) that the 10CMT is greater than or equal to 0.00% and less than or equal to 5.20% (which we refer to as the Reference Rate Range).  Consequently, if, on any U.S. Government Securities Business Day, the level of the 10CMT is not within the Reference Rate Range, no interest will accrue for such day.  These long-dated notes are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving little or no interest on the notes with respect to any day during the term of the notes on which the condition listed above is not met. Investors must be willing and able to forgo interest for significant periods of time, including possibly the entire term of the notes.

Beginning on May 20, 2029, on each call date, we have the right to redeem all, but not less than all, of the notes for an amount equal to the Early Redemption Payment.  No further amounts will be payable following an early redemption. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable call date.

May 2026Page 3

BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Additional Provisions

Reference Rate

The “10CMT” means the 10-Year CMT Rate. With respect to any U.S. Government Securities Business Day, the 10-Year CMT Rate means the yield on actively traded U.S. Treasury nominal/non-inflation-indexed securities adjusted to constant maturity with a maturity equal to 10 years for such U.S. Government Securities Business Day as displayed on the Designated 10CMT Page on the immediately following U.S. Government Securities Business Day (the “10CMT Publication Day”).

If, with respect to any U.S. Government Securities Business Day, the 10-Year CMT Rate cannot be determined as described above by 5:00 p.m., New York, New York time, on the applicable 10CMT Publication Day, then the 10-Year CMT Rate for that U.S. Government Securities Business Day will be:

●the yield on actively traded U.S. Treasury nominal/non-inflation-indexed securities adjusted to constant maturity with a maturity equal to 10 years for such U.S. Government Securities Business Day as published by the Federal Reserve (or any successor) in the H.15 Daily Update under the heading “Treasury constant maturities” in the row titled “10-year”;

●if such rate is not published in the H.15 Daily Update by 5:00 p.m., New York, New York time, on the applicable 10CMT Publication Day, the yield for U.S. Treasury securities at “constant maturity” with a maturity equal to 10 years for such U.S. Government Securities Business Day as published by the United States Department of the Treasury (or any successor) in its Daily Treasury Par Yield Curve Rates (or any successor publication) in the column titled “10 Yr”;

●if neither of the foregoing is available by 5:00 p.m., New York, New York time, on the applicable 10CMT Publication Day, the 10-Year CMT Rate for such U.S. Government Securities Business Day will be determined by the Calculation Agent in its sole discretion, after consulting such sources (if any) as it deems comparable to the foregoing sources, or any other source or data it determines to be reasonable.

Notwithstanding the foregoing, if we or the Calculation Agent, after consulting with us, determines that a 10CMT Transition Event and related 10CMT Replacement Date have occurred prior to the applicable 10CMT Reference Time in respect of any determination of the 10-Year CMT Rate on any date, then the 10CMT benchmark replacement provisions set forth under such heading will thereafter apply to all determinations of the Interest Rate payable on the notes.

As used in the foregoing terms and provisions relating to the determination of the 10-Year CMT Rate:

“Designated 10CMT Page” means the “H15T10Y Index” Bloomberg (or any successor or replacement service) screen page.

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), available at www.federalreserve.gov/releases/h15/, or any successor site or publication.

For any U.S. Government Securities Business Day from and including the third U.S. Government Securities Business Day prior to the related quarterly interest payment date for any interest period through the end of the applicable interest period, the 10CMT on those days will be the 10CMT on that third U.S. Government Securities Business Day prior to that quarterly interest payment date (the “Rate Cut-Off Date”). As a result, if the 10CMT is less than 0.00% or above 5.20% on a Rate Cut-Off Date, no interest will accrue on the notes on each day from and including the Rate Cut-Off Date through the end of the applicable interest period. This will be the case even if the10CMT is greater than or equal to 0.00% and less than or equal to 5.00% on one or more of those days.

Effect of a 10CMT Transition Event and Related 10CMT Replacement Date with Respect to the 10CMT

10CMT Replacement. If we or the Calculation Agent (after consulting with us) determines that a 10CMT Transition Event and related 10CMT Replacement Date have occurred with respect to the then-current 10CMT Benchmark prior to the applicable 10CMT Reference Time in respect of any determination of the then-current 10CMT Benchmark

May 2026Page 4

BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

required to be made under the terms of the notes, the 10CMT Replacement will replace the then-current 10CMT Benchmark for all purposes relating to the notes in respect of such determination on such date and all such determinations on all subsequent dates unless and until another 10CMT Transition Event and related 10CMT Replacement Date have occurred with respect to the applicable 10CMT Replacement. In the event that a 10CMT Transition Event and related 10CMT Replacement Date are determined to have occurred with respect to a 10CMT Benchmark as set forth in the preceding sentence, and we or the Calculation Agent (after consulting with us) has selected a 10CMT Replacement, the provisions set forth in this section will apply to any such 10CMT Replacement and references in this section to the applicable 10CMT Benchmark will mean such 10CMT Replacement.

10CMT Replacement Conforming Changes. In connection with the implementation of a 10CMT Replacement, we or the Calculation Agent (after consulting with us) will have the right to make 10CMT Replacement Conforming Changes from time to time.

No 10CMT Replacement. In the event that a 10CMT Transition Event and related 10CMT Replacement Date are determined to have occurred as set forth above, if we or the Calculation Agent (after consulting us) determines that there is no 10CMT Replacement as of any relevant date of determination of such 10CMT Benchmark, then we or the Calculation Agent (after consulting with us) will determine a substitute rate or substitute rate value to be used in place of the applicable 10CMT Benchmark for that date of determination after consulting such sources (if any) as it deems comparable to the sources described above under “Reference Rate”, or any other source or data it determines to be reasonable.

Certain Defined Terms. As used herein with respect to any 10CMT Transition Event and implementation of the 10CMT Benchmark Replacement and 10CMT Replacement Conforming Changes:

“10CMT Benchmark” means, initially, the 10-Year CMT Rate, provided that if a 10CMT Transition Event and related 10CMT Replacement Date have occurred with respect to the 10-Year CMT Rate or then-current 10CMT Benchmark, then the “10CMT Benchmark” means the 10CMT Replacement.

“10CMT Replacement” means the sum of (a) the alternate rate of interest that has been selected by us or the Calculation Agent (after consulting with us) as an industry-accepted replacement for the current 10CMT Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the 10CMT Replacement Adjustment (if any).

“10CMT Replacement Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Calculation Agent (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current 10CMT Benchmark with the applicable Unadjusted 10CMT Replacement for floating-rate notes at such time.

“10CMT Replacement Conforming Changes” means, with respect to any 10CMT Replacement, changes to (1) any interest determination dates, interest payment dates, or other relevant dates, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the notes and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) index maturities, and (6) any other terms or provisions of the notes, in each case that we or the Calculation Agent (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such 10CMT Replacement giving due consideration to any industry-accepted market practice (or, if we or the Calculation Agent (after consulting with us) determines that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the 10CMT Replacement exists, in such other manner as we or the Calculation Agent (after consulting with us) determines is appropriate).

“10CMT Replacement Date” means the earliest to occur of the following events with respect to the current 10CMT Benchmark:

(A)in the case of clause (A) or (B) of the definition of “10CMT Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the 10CMT Benchmark permanently or indefinitely ceases to provide such 10CMT Benchmark;

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

(B)in the case of clause (C) of the definition of “10CMT Transition Event,” if such statement or publication referenced therein indicates that the administrator or regulatory supervisor for the administrator has determined that such rate is no longer representative: (a) at the date of such statement or publication referenced therein, the date of such statement or publication; or (b) as of a specified future date, the first date on which such rate would ordinarily have been published or provided and is non-representative by reference to the most recent statement or publication referenced therein, even if such rate continues to be published or provided on such date; or

(C)in the case of clause (D) or (E) of the definition of “10CMT Transition Event,” the date of such determination referenced therein.

For the avoidance of doubt, if the event giving rise to the 10CMT Replacement Date occurs on the same day as, but earlier than, the 10CMT Reference Time in respect of any determination, the 10CMT Replacement Date will be deemed to have occurred prior to the 10CMT Reference Time for such determination.

“10CMT Reference Time” with respect to any determination of a 10CMT for an applicable index maturity for the notes means 5:00 p.m., New York, New York time, on the 10CMT Publication Day for the applicable U.S. Government Securities Business Day; provided that if a 10CMT Transition Event and related 10CMT Replacement Date have occurred with respect to the then-current 10CMT Benchmark and us or the Calculation Agent (after consulting with us) has selected a 10CMT Benchmark Replacement, “10CMT Reference Time” will mean with respect to such 10CMT Replacement, the time determined by us or the Calculation Agent (after consulting with us) in accordance with the 10CMT Replacement Conforming Changes.

“10CMT Transition Event” means the occurrence of one or more of the following events with respect to the current 10CMT Benchmark:

(A)a public statement or publication of information by or on behalf of the administrator of the 10CMT Benchmark announcing that such administrator has ceased or will cease to provide such 10CMT Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such 10CMT Benchmark;

(B)a public statement or publication of information by the regulatory supervisor for the administrator of the 10CMT Benchmark, the central bank for the currency of such 10CMT Benchmark, an insolvency official with jurisdiction over the administrator for such 10CMT Benchmark, a resolution authority with jurisdiction over the administrator for such 10CMT Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such 10CMT Benchmark, which states that the administrator of such 10CMT Benchmark has ceased or will cease to provide such 10CMT Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such 10CMT Benchmark;

(C)a public statement or publication of information by the administrator of such 10CMT Benchmark or the regulatory supervisor for the administrator of such 10CMT Benchmark announcing that such 10CMT Benchmark is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that such 10CMT Benchmark is intended to measure, and that representativeness will not be restored;

(D)a determination by us or the Calculation Agent (after consulting with us) that the 10CMT Benchmark has been permanently or indefinitely discontinued; or

(E)a determination by us or the Calculation Agent (after consulting with us) that such 10CMT Benchmark as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time.

“Unadjusted 10CMT Replacement” means the 10CMT Replacement excluding the 10CMT Replacement Adjustment (if any).

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the notes, including determinations regarding the 10CMT, the amount of each interest payment, U.S. Government Securities Business Days, and business days. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent.

We have initially appointed our affiliate, MLCS, as the Calculation Agent, but we may change the Calculation Agent at any time without notifying you.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against payment by purchasers of the notes in immediately available funds. We will make payments of the principal amount and each interest payment in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Rights of Acceleration

If an Event of Default, as defined in the senior indenture and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the notes occurs and is continuing, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the principal amount plus any accrued and unpaid interest, calculated as though the date of acceleration were the maturity date of the notes and as though the final Rate Cut-Off Date were the third U.S. Government Securities Business Day prior to the date of acceleration. Any such final interest payment may be prorated by the Calculation Agent to reflect the length of the final interest period.  In case of a default in the payment of the notes, whether at their maturity or upon acceleration, the notes will not bear a default interest rate.

Listing

The notes will not be listed on any securities exchange.

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

How the Notes Work

The table below presents examples of hypothetical interest rates at which interest would accrue on the notes during any year during the term of the notes based on the total number of U.S. Government Securities Business Days in a quarterly interest period on which the 10CMT is within the Reference Rate Range.  The table assumes that the interest period contains 66 U.S. Government Securities Business Days.

The example below is for purposes of illustration only and would provide different results if different assumptions were made.  The actual quarterly interest payments during the term of the notes will depend on the actual number of U.S. Government Securities Business Days in each interest period and the actual level of the 10CMT on each U.S. Government Securities Business Day.  The applicable interest rate for each quarterly interest period during the term of the notes will be determined on a per-annum basis but will apply only to that interest period.

Total Number Of U.S. Government Securities Business Days (Subject To The Rate Cut-Off Date Convention) In The Applicable Interest Period On Which The Reference Rate Is Within The Applicable Reference Rate Range

Annualized Rate of Interest Paid
0	0.00000%
15	2.00000%
30	4.00000%
45	6.00000%
60	8.00000%
66	8.80000%

It is possible that you could receive little or no interest on the notes.  If, on any U.S. Government Securities Business Day during the term of the notes the 10CMT is not within the Reference Rate Range, interest will accrue at a rate of 0.00% per annum for that day.

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Historical Information

The following graph sets forth the historical 10CMT from January 1, 2021 through May 15, 2026. This data is not intended to be indicative of the future performance of the 10CMT or what the value of or return on the notes may be. Any historical upward or downward trend in the 10CMT during any period set forth below is not an indication that the 10CMT is more or less likely to increase or decrease in value at any time over the term of the notes or what the 10CMT would have been on any hypothetical date. The historical 10CMT below uses the 10-Year CMT Rate as quoted on the Bloomberg Professional Services service on page “H15T10Y Index” at the 10CMT Reference Time on the applicable date. No one can predict what the10CMT will be on any day throughout the life of the notes.

10CMT
6
5
4
3
2
1
0
1/2/2021
3/2/2021
5/2/2021
7/2/2021
9/2/2021
11/2/2021
1/2/2022
3/2/2022
5/2/2022
7/2/2022
9/2/2022
11/2/2022
1/2/2023
3/2/2023
5/2/2023
7/2/2023
9/2/2023
11/2/2023
1/2/2024
3/2/2024
5/2/2024
7/2/2024
9/2/2024
11/2/2024
1/2/2025
3/2/2025
5/2/2025
7/2/2025
9/2/2025
11/2/2025
1/2/2026
3/2/2026
5/2/2026

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Risk Factors

Your investment in the notes entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

The notes will pay interest at a floating rate on one or more scheduled interest payment dates. The rate at which the notes will bear interest during each quarterly interest period will depend on the 10CMT. You may receive minimal or no interest for extended periods of time or even throughout the remaining term of the notes. The interest rate that will apply at any time on the notes may be more or less than other prevailing market interest rates at such time. As a result, the amount of interest you receive on the notes may be less than the return you could earn on other investments.

It is possible that you may receive no interest, or only a limited amount of interest, for one or more interest periods during the term of the notes. It is possible that the 10CMT will be outside the Reference Rate Range for so many U.S. Government Securities Business Days during any quarterly interest period that the interest payment for that interest period will be less than the amount that would be paid on an ordinary debt security.  The interest payment for one or more quarterly interest periods may be zero. In addition, if the 10CMT is outside the Reference Rate Range on any U.S. Government Securities Business Days during the term of the notes, the market value of the notes may decrease and you may receive substantially less than the principal amount if you wish to sell your notes at that time. Historical performance of the 10CMT is not necessarily indicative of what may occur in the future. You should have a view as to the performance of the 10CMT and related interest rate movements, and must be willing to forgo guaranteed market rates of interest for the term of the notes, before investing.

The notes are subject to early redemption at our option. On each call date, at our option, we may redeem your notes in whole, but not in part. Even if we do not exercise our option to redeem your notes, our ability to do so may adversely affect the market value of your notes. It is our sole option whether to redeem your notes prior to maturity on any such call date and we may or may not exercise this option for any reason. If your notes are redeemed early, you will not have the right to receive any future interest payments that you may otherwise have received. Further, if your notes are redeemed early, you may not be able to reinvest the early redemption payment at a comparable return for a similar level of risk.

Your return on the notes may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

All payments on the notes are subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the notes.  The notes are our unsecured senior debt securities. All payments on the notes will be fully and unconditionally guaranteed by the Guarantor.  The notes are not guaranteed by any entity other than the Guarantor.  As a result, your receipt of all payments of interest and principal on the notes will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the notes on the applicable payment date, regardless of the 10CMT.  No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time during the term of the notes or on the maturity date.  If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations, including our obligations under the notes.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date of the notes may adversely affect the market value of the notes.  However, because your return on the notes generally depends upon factors in addition to our ability and the ability of the

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Guarantor to pay our respective obligations, such as performance of the 10CMT during the term of the notes, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the notes.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues.  We are a finance subsidiary of BAC, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the notes in the ordinary course.  However, we will have no assets available for distributions to holders of the notes if they make claims in respect of such notes in a bankruptcy, resolution or similar proceeding.  Accordingly, any recoveries by such holders in respect of such claims will be limited to those available under the Guarantor’s guarantee of such notes, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to the Guarantor’s subordinated obligations.  Holders of the notes will have recourse only to a single claim against the Guarantor and its assets under the Guarantor’s guarantee of the notes, and holders of the notes should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of the Guarantor, including claims of holders of unsecured senior debt securities issued by the Guarantor.

If the 10CMT is less than 0.00% or above 5.20% on a Rate Cut-Off Date, no interest will accrue on the notes on each day from and including the Rate Cut-Off Date through the end of the applicable interest period. The 10CMT on any U.S. Government Securities Business Day from and including the third U.S. Government Securities Business Day prior to the related quarterly interest payment date for any interest period through the end of the applicable interest period will be the 10CMT on that third U.S. Government Securities Business Day prior to that quarterly interest payment date. As a result, if the 10CMT is less than 0.00% or above 5.20% on a Rate Cut-Off Date, no interest will accrue on the notes on each day from and including the Rate Cut-Off Date through the end of the applicable interest period. This will be the case even if the 10CMT is greater than or equal to 0.00% and less than or equal to 5.20% on one or more of those days.

Valuation- and Market-related Risks

The public offering price you are paying for the notes exceeds the initial estimated value. The initial estimated value of the notes that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, volatility, price-sensitivity analysis, and the expected term of the notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The initial estimated value does not represent a minimum or maximum price at which we, the Guarantor, BofAS or any of our other affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after the pricing date will vary based on many factors that cannot be predicted with accuracy, including our and the Guarantor’s creditworthiness and changes in market conditions.

If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, fluctuations in the 10CMT, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in “Structuring the Notes” below.  These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

We cannot assure you that a trading market for your notes will ever develop or be maintained. We will not list the notes on any securities exchange. We cannot predict how the notes will trade in any secondary market or whether that market will be liquid or illiquid.

The development of a trading market for the notes will depend on the Guarantor’s financial performance and other factors, including changes in the 10CMT. The number of potential buyers of your notes in any secondary market may be limited. We anticipate that the selling agent will act as a market-maker for the notes, but none of us, the Guarantor or the selling agent is required to do so. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market. The selling agent may discontinue its market-making activities as to

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the notes at any time. To the extent that the selling agent engages in any market-making activities, it may bid for or offer the notes. Any price at which the selling agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time the selling agent were to cease acting as a market-maker as to the notes, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which the notes could be sold likely would be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount of the notes. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

●Changes in the levels of interest rates may affect the market value of the notes. The level of interest rates in the United States may affect the U.S. economy and, in turn, the performance of the 10CMT. This, in turn, may decrease the market value of the notes. Further, the notes are subject to early redemption at our option beginning on May 20, 2029, which will limit the potential upside to investors. As a result, we anticipate that the potential for the notes to trade above their par value in the secondary market, if any, is extremely limited.

●Volatility of the 10CMT. Volatility is the term used to describe the size and frequency of market fluctuations. The 10CMT may be subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to: sentiment regarding underlying strength in the U.S. and global economies, expectations regarding the level of price inflation, sentiment regarding credit quality in U.S. and global credit markets, central bank policy regarding interest rates and the performance of capital markets. Increases or decreases in the volatility of the 10CMT may have an adverse impact on the market value of the notes.

●Economic and other conditions generally.  Interest payable on the notes is expected to be correlated to interest rates. Prevailing interest rates may be influenced by a number of factors, including general economic conditions in the United States, U.S. monetary and fiscal policies, inflation, supply and demand for overnight U.S. Treasury repurchase agreements and other financial, political, regulatory, and judicial events.  These factors interrelate in complex ways, and may disproportionately affect short-term interest rates relative to long-term interest rates, consequently affecting the market value of your notes.

●Our and the Guarantor’s financial condition and creditworthiness.  Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the notes.  In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes.  However, a decrease in our or the Guarantor’s credit spreads or an improvement in our of the Guarantor’s credit ratings will not necessarily increase the market value of the notes.

●Time to maturity.  There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the 10CMT prior to the maturity date.  As the time to maturity decreases, this disparity will likely decrease, such that the value of the notes will approach a value that reflects the remaining interest payments on the notes based on the then-current performance of the 10CMT.

Conflict-related Risks

Our trading and hedging activities, and those of the Guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you.  We, the Guarantor or one or more of our other affiliates, including the selling agent, may engage in trading activities related to the 10CMT that are not for your account or on your behalf.  These entities also may issue or underwrite other financial instruments with returns linked to the 10CMT.

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These trading and hedging activities may present a conflict of interest between your interest in the notes and the interests we, the Guarantor and our other affiliates, including the selling agent, may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management.  These trading and other business activities, if they influence the 10CMT or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the Guarantor and one or more of our other affiliates, including BofAS, expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes.  We, the Guarantor, or our other affiliates, including BofAS, also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of the notes offered hereby.  We may enter into such hedging arrangements with one or more of our affiliates.  Our affiliates may enter into additional hedging transactions with other parties relating to the notes and the 10CMT.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss.  Each of these parties will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases.  Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor, and our other affiliates, including the selling agent, receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the Calculation Agent, which is an affiliate of ours.  We have the right to appoint and remove the Calculation Agent.  One of our affiliates, MLCS, will be the Calculation Agent for the notes and, as such, will determine the amount of interest to be paid on the notes.  Under some circumstances, these duties could result in a conflict of interest between MLCS’s status as our affiliate and its responsibilities as Calculation Agent.

For example, if a 10CMT Transition Event and related 10CMT Replacement Date are determined to have occurred with respect to the 10CMT, we or the Calculation Agent (after consulting with us) will determine the 10CMT Replacement and the 10CMT Replacement Adjustment and will make 10CMT Replacement Conforming Changes with respect to, among other things, the determination of interest periods, the timing and frequency of determining rates and making payments of interest and other administrative matters, in connection with the applicable 10CMT Replacement as set forth under “Additional Terms of the Notes—Effect of a 10CMT Transition Event and Related 10CMT Replacement Date with Respect to the 10CMT” below.  Certain determinations, decisions and elections with respect to the 10CMT Replacement will, or the occurrence or non-occurrence of a 10CMT Transition Event and any 10CMT Replacement Conforming Changes may, require the exercise of discretion and the making of subjective judgments by us or the Calculation Agent (after consulting with us).  Any determination, decision or election made by us or the Calculation Agent pursuant to the applicable provisions set forth under “Additional Terms of the Notes—Effect of a 10CMT Transition Event and Related 10CMT Replacement Date with Respect to the 10CMT” below will, if made by us, be made in our sole discretion and, if made by the Calculation Agent, be made after consultation with us and, in each case, will become effective without consent from the holders of the notes or any other party.  In making these potentially subjective determinations, we or the Calculation Agent may have economic interests that are adverse to your interests as holder of the notes, and none of us or any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action or making any determination, which may adversely affect the return on, value of and market for the notes.

The Calculation Agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we will control the Calculation Agent, potential conflicts of interest could arise. None of us or any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

The 10CMT-related Risks

The 10CMT will be affected by a number of factors and may be volatile. The 10CMT will depend on a number of factors, including, but not limited to: (i) supply and demand of U.S. Treasury securities with a period remaining to maturity roughly equivalent to the applicable index maturity; (ii) sentiment regarding underlying strength in the U.S. and global economies; (iii) sentiment regarding credit quality in U.S. and global credit markets; (iv) central bank policy regarding interest rates; (v) inflation and expectations concerning inflation; (vi) performance of capital markets; and (vii) any statements from U.S. government officials regarding the potential cessation of the U.S. CMT Rate for the applicable index maturity. These and other factors may have a negative effect on the performance of the 10CMT for

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the applicable index maturity, which would negatively affect the return on, value of and market for the notes.

The 10CMT may be modified or discontinued, which could adversely affect the return on, value of or market for the notes. The United States Treasury (or a successor), as administrator of the 10CMT, may make methodological or other changes that could change the value of the 10CMT, including changes related to the method by which the 10CMT is calculated or timing related to the publication of the 10CMT. The administrator of the 10CMT may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of the 10CMT in its sole discretion and without notice and has no obligation to consider the interests of investors in the 10CMT notes in calculating, withdrawing, modifying, amending, suspending or discontinuing the 10CMT.

If the 10CMT does not appear on the Designated 10CMT Page at the 10CMT Reference Time, and a 10CMT Transition Event and related 10CMT Replacement Date have not occurred, the 10CMT will be determined by the Calculation Agent using alternative methods, which may involve the exercise of discretion by the Calculation Agent. If the 10CMT does not appear on the Designated 10CMT Page at the 10CMT Reference Time on an applicable U.S. Government Securities Business Day and a 10CMT Transition Event and related 10CMT Replacement Date have not occurred with respect to the 10CMT, the Calculation Agent will refer to the alternative sources for such rate as described under “Additional Terms of the Notes—The 10CMT” above. If the 10CMT does not appear on such sources, then the Calculation Agent will determine the 10CMT for such applicable U.S. Government Securities Business Day in its sole discretion, after consulting such sources as it deems comparable to the 10CMT Page or any other source or data it determines to be reasonable for the purpose of estimating such rate. This method of determining the 10CMT may result in interest payments on the notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on the notes if the 10CMT had been published in accordance with the United States Treasury’s usual policies and procedures governing the determination and publication of such rate and appeared on the 10CMT Page at the 10CMT Reference Time. This could adversely affect the rate of interest on the notes, which, in turn, could adversely affect the return on, value of and market for the notes and the price at which investors may be able to sell the notes. In addition, in determining the 10CMT, the Calculation Agent may have economic interests that are adverse to the investor’s interests.

If a 10CMT Transition Event and related 10CMT Replacement Date are determined to have occurred with respect to the 10CMT, the 10CMT Replacement may not be a suitable replacement for such rate. If we or the Calculation Agent (after consulting with us) determines that a 10CMT Transition Event and related 10CMT Replacement Date have occurred with respect to the 10CMT and the notes, then the applicable 10CMT Replacement will replace the 10CMT for the notes for all purposes relating to the notes in respect of all determinations on such date and for all determinations on all subsequent dates, as set forth under “Additional Terms of the Notes—Effect of a 10CMT Transition Event and Related 10CMT Replacement Date.” The 10CMT Replacement will be the alternate rate of interest that has been selected by us or the Calculation Agent (after consulting with us) as an industry-accepted replacement for the current 10CMT Benchmark for U.S. dollar-denominated floating-rate notes at such time, plus the 10CMT Replacement Adjustment (if any). After determination of the 10CMT Replacement, interest on the notes will no longer be determined by reference to the 10CMT, but instead will be determined by reference to the 10CMT Replacement. If we or the Calculation Agent (after consulting with us) determines that there is no such replacement rate as of any applicable date of determination, then we or the Calculation Agent (after consulting with us) will determine a substitute rate or substitute rate value to be used in place of the 10CMT for that date of determination after consulting such sources (if any) as we or the Calculation Agent (after consulting with us) deems comparable to the sources described above under “Additional Terms of the Notes—The 10CMT”, or any other source or data we or the Calculation Agent (after consulting with us) determines to be reasonable for the purpose of determining such substitute rate or substitute rate value.

There is no assurance that any 10CMT Replacement will be similar to the initial 10CMT in any respect as it is determined and published by the United States Treasury as of the date of this pricing supplement, or that any 10CMT Replacement will produce the economic equivalent of such 10CMT as a reference rate for determining the interest rate on the notes, or otherwise be a suitable replacement or successor for such rate. In addition, it is possible that, at the time of the occurrence of a 10CMT Transition Event and related 10CMT Replacement Date, no industry-accepted interest rate as a replacement for the 10CMT will exist and there may be disagreement regarding the selection of a replacement rate for such 10CMT. Notwithstanding the foregoing, the determination of the 10CMT Replacement will become effective without the consent of the holders of the notes of any other party. Use of the 10CMT Replacement may result in interest payments on the notes that are higher than, lower than or that do not otherwise correlate over

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time with the interest payments that would have been made on such notes in the absence of a 10CMT Transition Event and related 10CMT Replacement Date. This could adversely affect the interest rate and amount of interest payable on the notes, which, in turn, could adversely affect the return on, value of and market for such notes and the price at which investors may be able to sell such notes.

In addition, although the 10CMT benchmark transition provisions set below provide for a 10CMT Replacement Adjustment to be added to the Unadjusted 10CMT Replacement, such 10CMT Replacement Adjustment may be zero or negative, and there is no guarantee that the 10CMT Replacement Adjustment (if any) will make the Unadjusted 10CMT Replacement equivalent to the 10CMT as it is calculated and published by the United States Treasury as of the date of this pricing supplement.

Tax-related Risks

The U.S. federal income tax consequences of an investment in the notes are uncertain. However, it would be reasonable to treat your notes as variable rate debt instruments for U.S. federal income tax purposes. The U.S. federal income tax consequences of an investment in the notes are not certain. Under the terms of the notes, you will have agreed with us to treat the notes as variable rate debt instruments, as described below under “Tax Considerations.” If you are a secondary purchaser of the notes, the tax consequences to you may be different.  No ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “Tax Considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

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Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as a selling agent in the distribution of the notes. Accordingly, the offering of the notes will conform to the requirements of FINRA Rule 5121.  The selling agent is a party to the distribution agreement described in the “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-67 of the accompanying prospectus supplement.

The selling agent will receive the compensation set forth on the cover page of this pricing supplement as to the notes sold through its efforts. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. T

If all of the offered notes are not sold on the pricing date at the public offering price, then the selling agent and/or dealers may offer the notes for sale in one or more transactions at an offering price that may be at a premium to the public offering price. These sales may occur at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the notes, BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes.  Any price offered by BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the 10CMT and the remaining term of the notes. However, none of us, the Guarantor, BofAS or any of our other affiliates is obligated to purchase your notes at any price or at any time, and we cannot assure you that any party will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.

Any price that BofAS may pay to repurchase the notes will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.

Sales Outside of the United States

The notes have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the notes in any jurisdiction other than the United States. As such, these notes are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

●Australia

●Barbados

●Belgium

●Crimea

●Cuba

●Curacao Sint Maarten

●Gibraltar

●Indonesia

●Iran

●Italy

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●Malaysia

●New Zealand

●North Korea

●Russia

●Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-70 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below).  This pricing supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) or the United Kingdom which has implemented the Prospectus Regulation (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”).  Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this pricing supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors.  Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of notes other than to Qualified Investors.  The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.  Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who

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fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the 10CMT.  The related guarantees are BAC’s obligations. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing.  In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the notes at the time the terms of the notes are set and on the pricing date being less than their public offering price.

In order to meet our payment obligations on the notes, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates.  The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the 10CMT, the tenor of the notes and the hedging arrangements.  The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements.  Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page PS-9 above.

Validity Of The Notes

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Tax Considerations

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the notes are issued by us, they will be treated as if they were issued by Bank of America Corporation for U.S. federal income tax purposes.  Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to Bank of America Corporation unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code. This summary assumes that the issue price of the notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

The tax treatment of your notes is uncertain. The tax treatment of your notes will depend upon whether the notes are properly treated as variable rate debt instruments or contingent payment debt instruments.  This in turn depends, in part, upon whether it is reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term. Based on our numerical analysis, we will take the position that it is not reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term. We will accordingly treat your notes as variable rate debt instruments for U.S. federal income tax purposes.

Except as otherwise noted below under “Alternative Tax Treatments,” the discussion below assumes that the notes will be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Please see the discussion in the prospectus under the section entitled “U.S. Federal Income Tax Considerations— General—Consequences to U.S. Holders—Variable Rate Debt Securities” for a discussion of these rules.

Upon the sale, exchange, redemption, retirement, or other disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the note is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the cost of the note to such U.S. Holder. Any gain or loss realized on the sale, exchange, redemption, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

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Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Alternative Tax Treatments. If it is determined that it is reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term, the notes should be treated as a debt instrument subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the notes are so treated, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, you would be required to construct a projected payment schedule for the notes and you would make a “positive adjustment” to the extent of any excess of an actual payment over the corresponding projected payment under the notes, and you would make a “negative adjustment” to the extent of the excess of any projected payment over the corresponding actual payment under the notes. Any gain realized by a U.S. Holder at maturity or upon a sale or exchange of the notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

It is also possible that the IRS could determine that the notes should be subject to special rules for notes that provide for alternative payment schedules if one of such schedules is significantly more likely than not to occur.  If your notes are subject to those rules, you would generally be required to include the stated interest on your notes in income as it accrues even if you are otherwise subject to the cash basis method of accounting for tax purposes.  The rules for notes that provide alternative payment schedules if one of such schedules is significantly more likely than not to occur are discussed under “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders—Debt Securities Subject to Contingencies” in the accompanying prospectus.

Non-U.S. Holders

Please see the discussion under “U.S. Federal Income Tax Considerations—General—Consequences to Non-U.S. Holders” in the accompanying prospectus for the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of the notes.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

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BofA Finance LLC

Floating Rate Callable Notes due May 20, 2036

10-Year Constant Maturity Treasury Rate-Linked Range Accrual Notes

Where You Can Find More Information

This pricing supplement and the accompanying prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related prospectus supplement and prospectus, which can be accessed at the following links:

●Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

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